                                                                    EXHIBIT 23.2

                         [COOPERS & LYBRAND LETTERHEAD]



Mr. Donald Fishback
MOOG INC.
East Aurora,
New York 14052
U.S.A.



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3 of our report dated November 10, 1997 on our audits of the consolidated financial statements of Moog GmbH and subsidiary. We also consent to the reference to our firm under the caption "experts".


Stuttgart, Germany
January 5, 1998


Coopers & Lybrand
Wirtschaftspruefungsgesellschaft